UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor

New York, NY 10022

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on May 30, 2017, each of Township Nine Owner, LLC (“T9 JV”), Capitol Station Holdings, LLC (“Capitol Station Holdings”), Capitol Station Member, LLC (“Capitol Station Member”) and Capitol Station 65, LLC (“Capitol Station 65”), indirect subsidiaries of First Capital Real Estate Trust Incorporated (the “Company”), filed a voluntary petition (the “Chapter 11 Bankruptcy Proceeding”) for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of California (the “Bankruptcy Court”) (Case No. 17-23627). T9 JV, Capitol Station Holdings, Capitol Station Member and Capitol Station 65 continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On July 27, 2017, Capitol Station 65 entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) with Anthem United Homes, Inc. (the “Buyer”) for the sale of certain land parcels (the “Property”) located within the 23 parcels of land held by Capitol Station 65 in Sacramento, California. The Buyer has no material relationship with the Company, the Company’s sponsor, the Company’s advisor, Capitol Station 65 or any of their respective affiliates, and the sale was not an affiliated transaction. Pursuant to the terms of the Agreement, the Buyer agreed to purchase the Property for a contract price of approximately $21.5 million. The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement and the exhibits thereto, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Agreement is subject to approval by the Bankruptcy Court. Capitol Station 65 expects to seek Bankruptcy Court approval of the Agreement during the fourth quarter of 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of July 25, 2017, by and between Capitol Station 65, LLC and Anthem United Homes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: August 2, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of July 25, 2017, by and between Capitol Station 65, LLC and Anthem United Homes, Inc.